                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 8, 2003
                                                          -----------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



               Delaware                   1-4174              73-0569878
             ---------------            -----------        -------------------
             (State or other            (Commission         (I.R.S. Employer
             jurisdiction of            File Number)       Identification No.)
             incorporation)



    One Williams Center, Tulsa, Oklahoma                        74172
  ----------------------------------------                     ---------
  (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

         On October 8, 2003, The Williams Companies, Inc. ("Williams") announced that it has initiated a cash tender offer for any and all of the $1.4 billion outstanding principal amount of its 9.25% Notes due March 15, 2004.

         Williams also announced that it has commenced cash tender offers and consent solicitations for approximately $241 million of its outstanding notes, including approximately $27 million of 9.875% debentures due 2020, originally issued by Transco Energy Company; $106 million of various tranches of Series B Medium Term Notes due 2003-2022, originally issued by MAPCO, Inc.; and $108 million in three series of debentures, due 2012-2021, issued by Williams under a 1990 indenture.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


a)      None

b)      None

c)      Exhibits

        Exhibit 99.1 Copy of Williams' press release dated October 8, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

        Exhibit 99.2 Copy of Williams' press release dated October 8, 2003, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

         On October 8, 2003, Williams issued two press releases publicly reporting the matters discussed herein. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

         Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE WILLIAMS COMPANIES, INC.


Date: October 8, 2003                             /s/ Brian K. Shore
                                          ----------------------------
                                          Name:   Brian K. Shore
                                          Title:  Secretary


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
 99.1           Copy of Williams' press release dated October 8, 2003, publicly reporting the matters discussed herein.

 99.2 Copy of Williams' press release dated October 8, 2003, publicly reporting the matters discussed herein.